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                          Exhibit 10.19

                        DEED OF TRUST NOTE

                                                         SIC Loan No. 961227O2

DO NOT DESTROY THIS NOTE: When paid, this Note, with the Deed of Trust securing it, must be surrendered to Trustee to enable the lien of the Deed of Trust securing this Note to be released or partially released, as applicable, from record.

$1,35O,OOO.OO                                          February 1O, 1997

1. Payment; Interest Calculations. FOR VALUE RECEIVED, the undersigned ("Maker"), jointly and severally, promises to pay in lawful money of the United States, to the order of STANDARD INSURANCE COMPANY, an Oregon corporation ("Holder"), at its office in Portland, Oregon, or such other place as Holder may designate, the principal of a loan of one Million Three Hundred Fifty Thousand and No/lOOths Dollars ($1,35O,OOO.OO) obtained from Holder, and interest thereon, in Sixty (6O) equal monthly payments of Eleven Thousand Five Hundred Three and No/lOOths Dollars ($11,5O3.OO) payable on the first day of each month, commencing with the first day of April, 1997, together with such other sums as may become due hereunder or under any instrument securing this Note, until the entire indebtedness is fully paid, except that any remaining indebtedness if not sooner paid shall be finally due and payable on the first day of March, 2OO2, which is the maturity date of this Note. The interest included in the aforesaid payments, unless increased as otherwise provided in this Note, shall be calculated at the rate of Eight and one-quarter (8.25%) percent per annum (the "Note Rate"), based on a 36O-day year, upon the unpaid balance of principal of this Note. Maker, jointly and severally, also promises to pay interest at the Note Rate from the date of disbursement of the loan proceeds evidenced by this Note (the "Disbursement Date") to the date from which interest is included in the first payment previously described. Every payment received with respect hereto shall be applied, in any order that may be determined by Holder in its sole discretion, to sums under this Note, including, without limitation: (a) late charges; (b) expenses paid or funds advanced by Holder with interest thereon at the Default Rate when applicable (as hereinafter defined); (c) any prepayment premiums due with respect to any payment and any other premiums which may remain unpaid; (d) accrued interest on the principal balance from time to time remaining unpaid; and (e) subject to the prepayment provisions herein, the principal balance hereunder.

2. Waiver. To the extent permitted by law, each and every maker, surety, guarantor, endorser or signator to this Note and any other party now or hereafter liable for the payment of this Note, in whatever capacity, whether in whole or in part hereby (a) waives notice of intent to demand, presentment for payment, notice of demand, demand, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to

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accelerate, notice of acceleradon, and all other notices, filing of suit, and diligence in collecting this Note and/or enforcing any of the security herefor; (b) agrees that Holder shall not be required first to institute suit or exhaust its remedies against Maker or others liable or to become liable hereon or against the Trust Property (as hereinafter defined), it being understood that Holder may exercise its rights hereunder and pursue its remedies in any order and at any time it desires, and may, without notice to or consent of any such person, and without in any way diminishing the obligations of any such person; (c) consents to Holder dealing with any such person with reference to this Note by way of forbearance, extension, modificadon, compromise or otherwise; (d) consents and agrees to any and all extensions, releases, renewals, partial payments, surrenders, exchanges, subsitutions of security herefor, compromises, discharges or modifications and any other indulgence with respect to any of any right or obligation secured by or provided by the Deed of Trust securing this Note (the "Deed of Trust") or any other instrument securing this Note, before or after the maturity of this Note, without notice thereof to any of them; or (e) take any other action which Holder may deem reasonably appropriate to protect its security interest in the property securing this Note (the "Trust Property"). Any such acdon(s) taken under the preceding sentence may be taken against one, all, or some of such persons, and Holder may take any such action against one differently than another of such persons, in Holder's sole discretion.

3. Default; Default Rate. Time is material and of the essence hereof with respect to the payment of any sums of any nature by and the performance of all duties or obligations of the Maker. Each of the following shall be an Event of Default under this Note: (a) failure to make any payment of principal and/or interest or any other payment required by the provisions of this Note or of any instrument securing this Note on the date such payment or payments are due; (b) failure to perform any other provision of this Note or of any instrument securing this Note; or (c) falsity in any material respect of the warranties in the Deed of Trust or of any representation, warranty or informadon furnished by Maker or its agents to Holder in connecdon with the loan evidenced by this Note (the "Loan"). Upon the occurrence of any Event of Default, any sum not paid as provided in this Note or in any instrument securing this Note, shall, at the option of Holder, without notice, bear interest from such due date at a rate of interest (the "Default Rate") equal to four (4) percentage points per annum greater than the Note Rate, or the maximum rate of interest permitted by law, whichever is the lesser, and, at the option of Holder, the unpaid balance of principal, accrued interest, plus any other sums due under this Note, or under any instrument securing this Note shall at once become due and payable, without nodce except as described in paragraph 11, and shall bear interest at the Default Rate. If an Event of Default occurs during a period of time in which prepayment is permitted only on payment of a prepayment charge, such charge shall be computed as if the sum declared due on default were a prepayment and shall be added to the sums due and payable hereunder.

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4.   Late Charges. If any payment is not received by Holder (or by the correspondent if a correspondent has been designated by Holder to receive payments) within five (5) calendar days after its due date, Holder, at its option, may assess a late charge equal to five cents for each $1.OO of each overdue payment or the maximum late charge permitted by the laws of the state in which the Trust Property is located, whichever is less. Such late charge shall be due and payable on demand, and Holder, at its option, may (a) refuse to accept any late payment or any subsequent payment unless accompanied by such late charge, (b) add such late charge to the principal balance of this Note or
(c) treat the failure to pay such late charge as demanded as an Event of Default hereunder. If such late charge is added to the principal balance of this Note, it shall bear interest at the Default Rate. The late charge is compensation for damages suffered by Holder and does not constitute interest.

5. Prepayment Restrictions, CHARGES. Additional charges for the privilege of prepaying sums owing hereunder will be imposed in the following amounts, or in such amounts as permitted by law, whichever is less:
     (a) During the first five (5) Loan Years, amounts paid during any one (1) Loan Year in excess of ten percent (1O%) of the original principal Loan balance shall include an additional payment equal to one (l) year's interest on such excess amount; and
     (b) Thereafter, amounts paid during any one (1) Loan Year in excess of 1O% of the original principal loan balance shall include an additional payment equal to six (6) months' interest on such excess amount. As used in this Note, "Loan Year" means a period of time beginning on the Disbursement Date or on any anniversary of the Disbursement Date and ending one year thereafter. Notwithstanding the foregoing, Maker may prepay all sums owing under this Note without the imposition of a prepayment charge at any time within one Hundred Eighty (18O) days of the maturity date of this Note.

6.   Acknowledgments Regarding Default Rate, Late Charges and Prepayment
Charges.

     (a) Maker acknowledges and agrees that (i) a default in making the payments herein agreed to be paid when due will result in the Holder incurring additional expense in servicing the loan, loss to Holder of the use of the money due, and frustration to Holder in meeting its other commitments, (ii) if for any reason it fails to pay any amounts due hereunder, Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages, and (iii) the Default Rate and the late charge described in this Note are a reasonable estimate of such damages.
     (b) Maker acknowledges and agrees that (i) prepayment prior to the maturity date may result in loss to Holder, (ii) the amount of the loss will depend on the interest rates at the time of prepayment, the amount of principal prepaid and the length of time remaining between the prepayment date and the scheduled maturity date, (iii) prepayment is most likely to occur when interest rates have dropped below the Note Rate, and (iv) because it is extremely difficult and impractical to ascertain now the

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amount of loss Holder may suffer in the event of prepayment, (A) Holder shall be entitled to damages for the loss caused by prepayment and (B) the prepayment charge described in this Note is a reasonable measure of such damages. Maker agrees that the prepayment charge described in this Note shall be imposed, to the extent permitted by law, whether the prepayment is voluntary, involuntary or by operation of law, in connection with an Event of Default, or required by Holder in connection with a transfer or contract to transfer the Trust Property, provided that no prepayment charge shall be added to sums prepaid with casualty insurance proceeds or condemnation awards.
     (c) Maker expressly (i) waives any right to prepay the Loan without payment of the prepayment charge described above in connection with a transfer or contract to transfer the Trust Property by Maker, or a successor in interest of the undersigned, and (ii) agrees to pay such prepayment charge as provided above in connection with such a transfer or contract to transfer.
     (d) Maker represents that it is a knowledgeable real estate investor and fully understands the effect of the charges, waivers and agreements contained above. Maker acknowledges and agrees that the making of the loan by Holder at the interest rate and with the other terms described herein is sufficient consideration for such charges, waiver and agreement, and that Holder would not make this loan on these terms without such charges, waiver and agreement.

7. Expenses and Attorney Fees. If Holder refers this Note to an attorney for collection or seeks legal advice following a default alleged in good faith under this Note; if Holder is the prevailing party in any litigation instituted in connection with this Note; or if Holder or any other person initiates any judicial or nonjudicial action, suit or proceeding, including but not limited to a foreclosure sale, in connection with this Note or the security therefor, and an attorney is employed by Holder to (a) appear in any such action, suit or proceeding, (b) reclaim, seek relief from a judicial or statutory stay, sequester, protect, preserve or enforce Holder's interest in this Note, the Deed of Trust, or any other security for this Note (including but not limited to proceedings at appellate levels, under federal bankruptcy law, in eminent domain, under probate proceedings, or in connection with any stateor federal tax lien), or (c) assist Holder in any foreclosure sale, then, in any such event, Maker shall pay attorney's fees and costs and expenses incurred by Holder and/or its attorney in connection with the above-mentioned events and any appeals related to such events, including but not limited to costs incurred in searching records, the cost of title reports, the cost of appraisals, and the cost of surveyors' reports. If not paid within ten days after such fees, vests and expenses become due and written demand for payment is made upon Maker, such amount may, at Holder's option, be added to the principal of the Note and shall bear interest at the Default Rate.

8. No Usury. In no event shall any payment of interest or any other sum payable hereunder both (a) violate the usury laws of the state in which the Trust Property is located and (b) allow Maker to bring a claim for usury or


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raise usury as a defense in any astion on this Note. If it is established that both (a) and (b) have occurred, and any payment exceeding lawful limits has been received, Holder shall refund such excess or, at its option, credit the excess amount to principal, but such payments shall not affect the obligation to make periodic payments required herein.

9. Security. The indebtedness evidenced by this Note is secured by the Deed of Trust of even date and may be secured by other security instruments.

10.  Due on Sale or Encumbrance.
     (a) Generally. The Loan is personal to Maker and not assignable. In making it, Holder has relied on Maker's credit, Maker's interest in the Trust Property, and the financial market conditions at the time the Loan is made. Except as described in paragraph lO(f) below, in the event of a sale, conveyance, transfer or encumbrance of the title to or possession of all or part of the Trust Property, directly or indirectly, either voluntarily, involuntarily or by operation of law, Holder may declare the entire balance of this Loan immediately due and payable. In such event, and to the extent permitted by law, a prepayment charge calculated in accordance with the prepayment provisions of this Note shall be added to the sum due and payable.
     (b) One Time Permitted Third-Partv Transfer. Holder will waive its right under the foregoing provisions of this paragraph one time during the term of this loan, if the Loan is not then in default and the following conditions are met:
          (i) The purchaser of the Trust Property, the financial statements, financial strength, tax returns and credit history of the purchaser, the sale agreement and related documents, and all aspects of the sale are completely satisfactory to Holder.
          (ii) The purchaser evidences a history of property management satisfactory to Holder or contracts for management of the Trust Property with a property management firm satisfactory to Holder.
          (iii) If the amount then due on the Note exceeds seventy-five percent (75%) of the sale price of the Trust Property, the balance due on the Note, at the Holder's election, shall be reduced to an amount which does not exceed seventy-five percent (75%) of the sales price.
          (iv) Maker furnishes to Holder, at Maker's expense, an endorsement to Holder's ALTA title insurance policy insuring the continued validity, enforceability, and priority of the Deed of Trust following the assumption. The form and content of the endorsement shall be satisfactory to Holder. If required by the Holder or the title insurer, the Maker shall furnish subordination agreements from tenants of the Trust Property and other necessary parties in form and substance acceptable to the Holder and the title insurer.
          (v) In the event the Loan was made with a requirement imposed upon the Maker to complete any specified repairs of the Trust Property, the Maker shall not be entitled to a consent by Holder pursuant to the terms of this provision until such repairs have been completed to Holder's satisfaction.


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          (vi) The Holder may, at its option, require tax reserves as referred to in paragraph A.7 of the Deed of Trust, whether or not previously waived conditionally or otherwise as a condition to its consent.
          (vii)Unless Holder, in its sole discretion, otherwise agrees in writing at that time, no such sale or assumption shall release Maker or any guarantor or other person from liability, or otherwise affect the liability of Maker or any such guarantor or other person, for payment of the indebtedness secured hereby.
          (viii) Holder is paid an administrative fee equal to the greater of $1,OOO.OO or reimbursement of Holder's reasonable administrative and legal fees.
          (ix) Holder is paid a lump sum compensation equal to one percent (1%) of the loan balance and, in Holder's sole discretion the Note Rate is increased to a rate not in excess of the then current market rates for comparable loans under comparable circumstances (the amount of the increase to be determined sole by Holder).
          (x) The payment of a transfer fee to Holder's designated servicing agent in an amount equal to one percent ( 1 %) of the then outstanding loan balance.
          (xi) The provisions in the Note, the Deed of Trust and any other instrument securing the Note regarding the maturity, amortization or prepayment of this Loan shall be modified, at Holder's sole option, to conform to provisions being offered by Holder in similar loans at the time Holder's waiver is sought, or in the event Holder is not offedng similar loans at such time, on such reasonable terms as Holder may determine. Without limiting the generality or effect of the foregoing, waiver by Holder of its right to accelerate the Loan upon any transfer or contract to transfer, or to require satisfaction of the conditions set forth in this subparagraph (b), shall not be deemed a waiver by Holder of its dght to accelerate the Loan upon any other transfer or contract to transfer or of its dght upon such transfer or contract to transfer to require satisfaction of the conditions set forth above in this subparagraph (b).
     (c) Permitted Intra-family Transfer. Holder will also waive its right to the provisions of paragraph lO(a) if the Loan is not then in default and the following conditions are met: (i) Holder is paid a lump sum fee of $1,OOO.OO; (ii) the proposed transferees assume full personal liability for payment and performance of the Note, the Deed of Trust, and any other security instruments secuhng the Note; and (iii) the proposed transferee is
(a) the spouse or issue of Maker, or the trustee(s) of a testamentary trust for the benefit of such spouse or issue, that succeeded to Maker's interest upon Maker's death, divorce or legal separation, or (b) the trustee(s) of an inter vivos trust established by Maker for estate planning purposes, provided that Maker is a trustee of such trust at the time of transfer.
     (d) Changed Terms. Any changes in the provisions in this Note, the Deed of Trust, or any other instrument securing this Note resulting from the satisfaction of the conditions set forth in paragraph lO(b) above shall entitle Holder to increase the amount of the monthly installment to an amount determined by Holder to be sufficient to amortize this Loan within the remainder of the amortization period originally used by Holder to establish the original monthly payment amount for this Loan.


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     (e)  Transfer Examples. For the purpose of, and without limiting the generality of the foregoing, the occurrence at any time of any of the following events, without Holder's prior written consent, shall be deemed to be a transfer of title to the Trust Property:
          (i) Any sale, conveyance, assignment or other transfer of, or the grant of a security interest in, all or any part of the legal and/or equitable title to the Trust Property;
          (ii) Any sale, conveyance, assignment or other transfer of, or the grant of a security interest in, any share of stock of Maker;
          (iii) Any sale, conveyance, assignment or other transfer of, or the grant of a security interest in, any general partnership interest in Maker; or
          (iv) Any sale, conveyance, assignment or other transfer of, or the grant of a security interest in, any member's interest in Maker if Maker is a limited liability company.
     (f) Holder hereby consents to the following transfers, provided that the Loan is not then in default and Maker promptly provides Holder with written notice of such transfer:
          (i)  The sale of all or part of the shares of 4Health, Inc.
     (g) No Release. Notwithstanding anything contained in this paragraph 10 to the contrary, assumption shall NOT release Maker or successor in interest from personal liability for payment and performance of the terms and conditions of this Note, the Deed of Trust, and other instruments securing this Note.

11. Notice and opportunity to Cure. Notwithstanding any other provision of this Note, Holder shall not accelerate the sums evidenced hereby because of a nonmonetary default (defined below) by Maker unless Maker fails to cure the default within fifteen (15) days of the earlier of the date on which Holder mails or delivers written notice of the default to Maker. For purposes of this Note, the term "nonmonetary default" means a failure by Maker or any other person or entity to perform any obligation contained in the Note or any other Loan document, other than the obligation to make payments provided for in the Note or any other Loan document. If a nonmonetary default is capable of being cured and the cure cannot reasonably be completed within the fifteen
(15) day cure period, the cure period shall be extended up to sixty (6O) days so long as Maker has commenced action to cure within the fifteen (15) day cure period, and in Holder's opinion, Maker is proceeding to cure the default with due diligence. No notice of default and no opportunity to cure shall be required if during any 12-month period Holder has already sent a notice to Maker concerning default in the performance of the same obligation. None of the foregoing shall be construed to obligate Holder to forebear in any other manner from exercising its remedies and Holder may pursue any other rights or remedies which Holder may have because of a default.

12. Commercial Purpose. The obligation evidenced by this Note is exclusively for commercial or business purposes.


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13.  Governing Law. The law of the state where the Trust Property is located shall govern the validity, interpretation, construction and performance of this Note.

14. Successors and Assigns. Whenever used herein, the words "undersigned", "Maker" and "Holder" shall be deemed to include their respective heirs, executors, administrators, personal representatives, successors and assigns.

                            NOTICE TO THE BOROWER

DO NOT SIGN THIS NOTE BEFORE YOU READ 1T. THIS NOTE PROVIDES FOR THE PAYMENT OF A CHARGE IF THE NOTE IS REPAID PRIOR TO THE DATE PROVIDED FOR REPAYMENT IN THE NOTE AND OTHER CHARGES IF PAYMENTS ARE LATE. IF YOU HAVE ANY QUESTIONS ABOUT THIS NOTE, YOU SHOULD CONSULT YOUR ATTORNEY.

4Health, Inc., a Utah corporation
By: /s/ R. Lindsey Duncan
R. Lindsey Duncan
Its: President
By:
(Print Name)
Its: Controller


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WHEN RECORDED RETURN TO:
STANDARD INSURANCE COMPANY
POST OFFICE BOX 7 L 1
PORTLAND, OR 972O7

ATTN: Jeff Gray, P7E

SIC LOAN No. 96122702

DEED OF TRUST, ASSIGNMENT OF RENTS,
SECURITY AGREEMENT AND FIXTURE EILING

THIS DEED OF TRUST made this 10th day of February, 1997, is among 4Health, Inc., a Utah corporation, ("Trustor"), and The Public Trustee of the County of Boulder, State of Colorado ("Trustee"), and STANDARD INSURANCE COMPANY, an Oregon corporation, ("Beneficiary").

Notice to Recorder:

THIS DOCUMENT CONSTITUTES A FIXTURE FLING IN ACCORDANCE WITH THE UNIFORM COMMERCIAL CODE.

     Trustor grants, bargains, sells and conveys to Trustee, with power of sale, that property in the County of Boulder, State of Colorado (herein referred to as the "Property") and more particularly described as follows:

LOT 4, ARAPAHOE PARK EAST, FIRST ADDITION, EXCEPT THAT PORTION OF SUBJECT PROPERTY CONVEYED TO THE CTRY OF BOULDER IN THE DEED RECORDED JULY 27, 184 ON FILM 1314 AS RECEPTIO NO. 636442, COUNTY OF BOULDER, STATE OF COLORADO.

Together with (a) all rents, income, contract rights, issues and profits now due or which may become due under or by virtue of any lease, rental agreement or other contract, whether written or oral, for the use or occupancy of the Property, or any part thereof, together with all tenant security deposits, subject, however, to the right, power and authority hereinafter given to and conferred upon Trustor to collect and apply such rents, issues, income, contract rights, security deposits and profits prior to any default hereunder; (b) all buildings and improvements now or hereafter thereon, and all appurtenances, easements, rights in party walls, water and water rights, pumps and pumping plants and all shares of stock evidencing the same; (c) all fixtures and property now or hereafter attached to or used in the operation of the Property, including but not limited to machinery, equipment, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage, all wallbeds, wallsafes, built-in furniture and installations, shelving, lockers, partitions, door stops, vaults, elevators, dumbwaiters, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for same, fire sprinklers, alarm systems, drapery rods and brackets,


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screens, linoleum, carpets, plumbing, laundry tubs and trays, ice boxes, refrigerators, heating units, stoves, water heaters, incinerators, communication systems and all installations for which any such building is specifically designed; (d) all awards, compensation and settlements in lieu thereof made as a result of the taking by power of eminent domain of the whole or any part of the Property; (e) all trade names by which all or any part of the Property is known, any books and records relating to the use and operation of all or any portion of the Property, all present and future plans and specifications and contracts relevant to the design, construction, management or inspection of any construction of any improvements on the Property and all present and future licenses, permits, approvals and agreements with or from any municipal corporation, county, state or other governmental or quasigovernmental entity relevant to the development, improvement or use of all or any portion of the Property; (f) all rights of Trustor in and to any escrow or withhold agreements, surety bonds, warranties, management contracts, leasing or sales agreements with any real estate agents or brokers, and service contracts with any entity, which are in any way relevant to the development, improvement, leasing, sale or use of the Property or any personal property located thereon and; (g) all present and future policies of insurance in force or effect insuring any part of the improvements, fixtures or other personal property located upon the Property, the rents derived from and/or the leases on any portion of the Property; and all of said items whether now or hereafter installed being hereby declared to be, for all purposes of this Deed of Trust, a part of the realty; and all the estate, interest or other claim or demand, including insurance, in law as well as in equity, which Trustor now has or may hereafter acquire, in and to the aforesaid property; the specific enumerations herein not excluding the general. The Property and all of the foregoing shall constitute the "Trust Property".

This Deed of Trust is made for the purpose of securing, in such order of priority as Beneficiary may elect: (a) payment of the indebtedness in the sum of $1,350,000.00 evidenced by that certain Deed of Trust Note of even date herewith made by Trustor, delivered to Beneficiary and payable to its order, with final payment due on the first day of March, 2002, which is the maturity date of this Deed of Trust, and any and all modifications, extensions or renewals thereof, whether hereafter evidenced by the Note or otherwise (the "Note"); (b) payment of interest on said indebtedness according to the terms of the Note; (c) payment of all other sums, with interest as herein provided, becoming due and payable under the provisions hereof to Trustee or Beneficiary; (d) performance of each and every condition, obligation, covenant, promise and agreement of Trustor contained herein, or in the Note, or in any loan agreement relative to any indebtedness evidenced by the Note, or in any security agreement or deed of trust at any time given to secure any indebtedness hereby secured or any part thereof; and (e) payment of such additional sums with interest thereon as may be hereafter advanced by or borrowed from the Beneficiary, its successors or assigns, by the then record owner or owners of the Trust Property when evidenced by another promissory note or notes which are by the terms thereof secured by this Deed of Trust. To the extent permitted by


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law, any sums hereafter advanced by or borrowed from Beneficiary, its successors or assigns, shall have the same priority as the original sums advanced by Beneficiary and secured hereby.

Trustor's Covenants and Waranties. Trustor hereby warrants that: (a) Trustor is the owner in fee simple absolute of the Property and every part thereof;
(b) the Trust Property is free, and will be kept free, from all liens and encumbrances, except those accepted by Beneficiary in writing, and Trustor will defend the title hereby granted to and in favor of Trustee and Beneficiary as against all and every person claiming or to claim the same;
(c) the loan proceeds are not for use primarily for personal, family or household purposes; (d) to the best of Trustor's knowledge after due inquiry into previous ownership and use of the Trust Property, there are no Hazardous Substances (as defined below) located on the Trust Property and Trustor will not place or permit to be placed on the Trust Property any Hazardous Substances (as defined below), except in minor quantities as necessary for the operation and maintenance of the Trust Property, used and stored in accordance with applicable law, or in the form of consumer products held for retail sale in sealed containers; (e) the Property is zoned for the existing or contemplated use of the Property; (f) the Property is in compliance with all zoning, subdivision, and environmental laws, regulations, and ordinances applicable thereto; all deed restrictions, subdivision and building ordinances and other applicable governmental laws (including the Fair Housing Act and the Americans With Disabilities Act, as each is amended from time to time) have been fully complied with; and Trustor has all licenses and permits required by governmental authorities with respect to the Trust Property, its operation, improvement and use; (g) the Trust Property has indefeasible access to public rights of way as now improved and open to public passage, and is not encroached upon by improvements or rights of others, nor do the improvements on the Property encroach upon the property of others; (h) there are no actions, lawsuits, or other proceedings pending or threatened against or affecting the Trust Property or Trustor which might adversely affect the ability of Trustor to perform its obligations under the Note or other loan documents, or which might adversely affect the priority of Beneficiary's first lien on the Trust Property; (i) consummation of the loan secured hereby and performance under the loan documents will not conflict with or result in a breach of any law, regulation or court order applicable to Trustor or the Trust Property; (j) no condemnation proceeding is pending or, to the knowledge of Trustor, threatened with respect to the Trust Property; (k) there has been no material adverse change in the financial condition of Trustor which might adversely affect the ability of Trustor to perform its obligations under the loan documents, or which might adversely affect the priority of Beneficiary's first lien on the Trust Property; (l) all services and utilities, such as water, electricity and sewer, are available to the Trust Property; and (m) with respect to each Trustor who is an individual, no part of the Trust Property constitutes any part of Trustor's business homestead or residential homestead. As used in this Deed of Trust, Hazardous Substances means: (a) any "hazardous waste" as defined in the Resource Conservation and Recovery Act of 1976 (42 U.S.C.

Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 198O (42 U.S.C. Section 96O1 et seq.), as amended from time to time, and regulations promulgated thereunder; (c) radon, asbestos, polychlorinated biphenyls (PCB's), explosives, radioactive substances, and material quantities of petroleum products; (d) any substance the presence of which on the Trust Property is regulated by any federal, state or local law relating to the protection of the environment or public health; and (e) any other substance which by law requires special handling in its collection, storage, treatment or disposal.

1. Payment of Indebtedness; Performance of Covenants. Trustor shall pay each and every installment of principal and interest on the Note and all other indebtedness secured hereby, as and when the same shall become due, and perform and observe all of the covenants, agreements and provisions contained herein, in the Note and any other instrument given as security for the payment of the Note.

2. Maintenance; Compliance; Inspection. Trustor shall: keep the Trust Property in good condition and repair; not permit or suffer any extraordinary repairs or removal or demolition of, or a structural change in any building, fixture, equipment, or other improvement on the Trust Property; comply with all laws, ordinances, regulations, covenants, conditions and restrictions affecting the Trust Property or requiring any alteration or improvements to be made thereon (including the Fair Housing Act and the Americans With Disabilities Act, as each is amended from time to time); not commit or permit waste thereon; not commit, suffer or permit any act upon the Trust Property in violation of law; cultivate, irrigate, fertilize, prune and do all other acts which from the character or use of the Trust Property may be reasonably necessary, the specific enumeration herein not excluding the general; and keep the Trust Property free from all encumbrances, except those accepted by Beneficiary in writing. Trustor shall permit Beneficiary, or its agents, upon reasonable prior notice, to inspect the Trust Property, including the interior of any structure.

3.   Hazardous Waste and Substances; Environmental Requirements.
     (a) Trustor shall comply with all laws, governmental standards and regulations applicable to Trustor or to the Trust Property in connection with occupational health and safety, hazardous waste and substances, and environmental matters. Trustor shall promptly notify Beneficiary of its receipt of any notice of: (i) a violation of any such law, standard or regulation; (ii) all claims made or threatened by any third party against Trustor or the Trust Property relating to any loss or injury resulting from any Hazardous Substances; and (iii) Trustor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Trust Property that could cause the Trust Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Trust Property under any environmental law. The use, generation, storage, release, threatened release, discharge, disposal or presence on, under or about the Trust Property of Hazardous Substances by Trustor, Trustor's agents, or any tenant or sublessee occupying part or all of the Trust Property, except in minor quantities as necessary for the operation and maintenance of the Trust Property, used and stored in accordance with applicable law, or in the form of consumer products held for retail sale in sealed containers, shall be an event of default under this Deed of Trust, and Trustor shall not engage in or permit such activities or events to occur upon the Trust Property.
     (b) Trustor shall defend, indemnify and hold Beneficiary, its directors, officers, employees, agents, successors and assigns harmless from all loss, cost, damage, claim and expense (including attorney fees and costs, whether at trial, on appeal or otherwise) incurred by Beneficiary in connection with the falsity in any material respect of the covenants contained herein or of Trustor's failure to perform the obligations of this paragraph 3.
     (c)  Trustor agrees that a receiver may be appointed to enable
Beneficiary to enter upon and inspect the Trust Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any hazardous substance into, onto, beneath or from the Trust Property. Any costs incurred by Beneficiary in obtaining the appointment of a receiver and performing the inspections, including reasonable attorney fees, shall be paid by Trustor. If not paid within ten (1O) days after such fees, costs and expenses become due and written demand for payment is made upon Trustor, such amount may, at Beneficiary's option, be added to the principal of the Note and shall bear interest at the Default Rate (defined below).

4. Casualty Loss/Restoration Construction. Unless Beneficiary determines, pursuant to the provisions in paragraph 5(e), to apply the insurance proceeds to the reduction of the indebtedness, Trustor shall promptly commence and diligently pursue to completion the repair, restoration and rebuilding of any portion of the Trust Property that has been partially damaged or destroyed in full compliance with all legal requirements and to the same condition, character and at least equal value and general utility as nearly as possible to that existing prior to such damage or destruction. Trustor further agrees: to complete same in accordance with plans and specifications satisfactory to Beneficiary, to allow Beneficiary to inspect the Trust Property at all times during construction and to replace any work or materials unsatisfactory to Beneficiary within fifteen (15) days after notice from Beneficiary of such fact. If said work upon the construction or restoration of the building or buildings shall be discontinued for a period of fifteen (15) days, Beneficiary may, at its option, also enter into and upon the Trust Property and complete the construction or restoration of said building or buildings. Trustor hereby gives to Beneficiary full authority and power to make such entry and to enter into such contracts or arrangements as may be necessary to complete or restore said building or buildings and all monies expended by Beneficiary in connection with such completion or restoration shall be added to the principal theretofore advanced under the Note and secured by these presents and shall be payable by Trustor on demand with interest at the Default Rate.

     Trustee, upon presentation to it of an affidavit signed by Beneficiary setting forth facts showing a default by Trustor under this numbered paragraph or under any other provision of this Deed of Trust, is authorized to accept as true and conclusive all facts and statements therein, and to act thereon hereunder.

5.    Insurance.
     (a) Property and other Insurance. Trustor shall obtain and maintain in full force and effect during the term of this Deed of Trust fire and all risk property insurance together with endorsements for replacement cost coverage, inflation adjustment, and vandalism and malicious mischief coverage, all in amounts not less than the full replacement cost of all improvements including the cost of debris removal, and comprehensive general liability insurance with limits, coverages, risks insured and waiver of subrogation clauses acceptable to Beneficiary. Trustor shall also maintain comprehensive liability insurance with limits of $2,000,000 for general aggregate liability, with a single limit of $1,000,000 and property damage limit of $50,000. Trustor shall obtain and maintain such other insurance as Beneficiary from time to time shall require, including without limitation rent and rental interruption insurance (equal to twelve (12) months annualized income), earthquake and flood insurance. If any portion of the fire and other risks insured as provided herein are reinsured, the policies shall contain a socalled "cut-through" endorsement.
     (b) Insurance Companies and Policies. All such insurance shall be written by a company or companies acceptable to Beneficiary with an A- or better rating by Best's, shall contain a Beneficiary clause in favor of Beneficiary with loss proceeds under any policy payable to Beneficiary, shall be satisfactory to Beneficiary as to form, substance, and, except as specifically designated above, amount, shall provide for thirty (3O) days' prior written notice of cancellation to Beneficiary, shall contain endorsements that no act or negligence of Trustor or any occupant, and no occupancy or use of the Trust Property for purposes more hazardous than permitted by the terms of the policy will affect the validity or enforceability of such insurance as against Beneficiary, shall be in full force and effect as of the date of this Deed of Trust, shall contain such additional provisions as Beneficiary deems necessary or desirable to protect its interest, and shall be accompanied by proof of premiums paid for the current policy year. All such insurance shall be written in amounts sufficient to prevent Trustor from becoming a co-insurer under the applicable policies. Trustor shall provide proof of insurance to Beneficiary thirty (3O) days prior to any policy expiration date.
     (c) Blanket Policy. If a blanket policy is issued, Trustor shall furnish Beneficiary with a certified copy of said policy, together with a certificate indicating that Beneficiary is the insured under said policy in the proper designated amount.

     (d) Notice of Loss. In the event of loss, Trustor shall immediately notify Beneficiary. Beneficiary may make proof of loss if it is not made promptly by Trustor.
     (e) Insurance Proceeds. All insurance proceeds may be applied by Beneficiary upon any indebtedness secured hereby and in such order as Beneficiary may determine, without regard to whether or not its security is impaired or, at the sole and absolute option of Beneficiary, the entire amount so collected or any part thereof may be released to Trustor, but in any event Beneficiary may deduct and retain from the proceeds of such insurance the amount of all expenses incur ed by it in connection with the collection and/or payment of such proceeds. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.
     (f) Insurance obtained bv Third Party. If insurance is provided to Beneficiary by a tenant or any party other than Trustor, there is a lapse in coverage, coverage is not with a company acceptable to Beneficiary with an A- or better rating, coverage is not in an amount equal to the full replacement value of the improvements, or coverage does not in any other way meet conditions required by Beneficiary, Trustor will provide coverage within thirty (3O) days of being notified by Beneficiary of any inadequacy in coverage. If Beneficiary does not receive proof of such coverage within thirty (3O) days, Beneficiary will force place insurance until proof of coverage which meets the conditions of the loan is received. Premiums for this force place coverage are at rates higher than Trustor could obtain, and payment will be the responsibility of Trustor, provided that at Beneficiary's sole option, Beneficiary may add the cost of such premiums to the principal balance of the loan.

6. Defense. Trustor shall appear in and defend any action or proceeding purporting to affect the Trust property or any other security for the Note or the rights or powers of Beneficiary or of Trustee and shall pay all costs and expenses, including cost of evidence of title and attorney's fees in a reasonable sum, in any such action or proceeding, or appeal therefrom, in which Beneficiary or Trustee may appear.

7. Taxes and Assessments. Trustor shall pay, at least ten (1O) days before the due date, all taxes and assessments affecting the Trust Property or upon this Deed of Trust or the debt secured thereby, or against Beneficiary by reason of the ownership of this Deed of Trust and the Note, or either of them, including assessments on appurtenant water stock. Trustor shall also pay, when due, all encumbrances, charges and liens, with interest, on the Trust Property or any part thereof, which appear to be prior or superior hereto and shall deliver to Beneficiary upon request the official receipt or receipts showing payment thereof and recorded releases therefor, and shall pay all costs, fees and expenses of this Deed of Trust. The foregoing shall not in any way constitute the consent of Beneficiary to Trustor placing, or allowing to be placed, any encumbrances, charges, or liens against the Trust Property, whether superior or inferior to the liens, rights, and security interests created in this Deed of Trust.

8. Monthly Deposits. Unless this covenant is prohibited by law or waived in writing by Beneficiary, Trustor shall pay each year to Beneficiary, together with and in addition to the monthly payments of principal and interest payable under the terms of the Note, until the Note is fully paid, in equal monthly installments, the estimated amount of the annual property taxes, assessments, insurance premiums and similar charges next payable, as estimated by Beneficiary. If at any time Beneficiary determines that such payments will not be sufficient to account for each such charge on its due date (and in the case of annual property taxes, on the due date of the first installment thereof), Trustor shall pay to Beneficiary, upon demand, additional sums as necessary to account for such deficiency. Beneficiary may retain the sums received under this paragraph 8 and apply them to such charges when they (and in the case of annual property taxes, the first installment thereof) become due. Sums received shall not earn interest and may be commingled with other funds of Beneficiary. If Beneficiary is required by law to pay interest on these sums, Beneficiary may, to the extent permitted by law, impose a charge for holding and disbursing such funds. In the event of a default under the Note, this Deed of Trust or any other instryment securing the Note, Beneficiary may apply the sums required under this paragraph 8 (without prepayment charge and without limiting the privilege, if any, to prepay any amounts secured hereby) first to accrued interest and then to the principal balance secured hereby. As an additional covenant hereof, and in any event if the foregoing provision for prepayment is at any time prohibited by law, or waived in writing by Beneficiary, or Trustor fails to make payments in the full amount required under this paragraph 8, Trustor shall pay such charges when they (and in the case of annual property taxes, the first installment thereof are due and, upon demand, provide Beneficiary with satisfactory evidence of payment and coverage.

9. Leases. Trustor shall fully perform all the terms and conditions on Trustor's part to be performed in any existing or future lease with respect to which Trustor is lessor covering all or a portion of tne Trust Property. Trustor shall not, without the prior consent of Beneficiary, terminate, cancel or accept the surrender of, or suffer or permit the termination, cancellation or surrender of such lease, except upon the expiration of the term thereof, or materially modify or alter, or suffer or permit the material modification or alteration of such lease. Trustor further covenants and agrees not to enter into any lease for a term in excess of three (3) years for fifteen percent (15%) or more of the net rentable area of the Trust Property without the prior written consent of Beneficiary.

10. Payment of Premiums. Trustor shall pay all premiums upon any life insurance policy which may be held by Beneficiary as additional security for the debt herein referred to.

11. Fees for Information. Trustor shall pay Beneficiary, to the extent permitted by law, a reasonable fee, as determined by Beneficiary, for providing to Trustor or a third party a statement concerning the obligations secured by this Deed of Trust or any other information requested by Trustor or the third party.

12.  Security Agreement.
     (a) Grant of Securitv Interest. With respect to any portion of the Trust Property which constitutes personal property or fixtures governed by the Uniform Commercial Code of the State where the Trust Property is located (the "Code"), this Deed of Trust shall constitute a security agreement between Trustor as Debtor and Beneficiary as Secured Party, and Trustor hereby grants to Beneficiary a security interest in such portion of the Trust Property. Cumulative of all other rights of Beneficiary hereunder, Beneficiary shall have all of the rights conferred upon secured parties by the Code. Trustor shall execute and deliver to Beneficiary all financing statements that may from time to time be required by Beneficiary to establish and maintain the validity and priority of the security interest of Beneficiary, or any mod)fication thereof, and shall bear all costs and expenses of any searches reasonably required by Beneficiary.
     (b) Rights of Beneficiary. Beneficiary may exercise any or all of the remedies of a secured party available to it under the Code with respect to such property, and it is expressly agreed that if, upon default, Beneficiary shall proceed to dispose of such property in accordance with the provisions of the Code, ten (1O) days written notice by Beneficiary to Trustor shall be deemed to be reasonable notice under any provision of the Code requiring such notice; provided, however, that Beneficiary may, at its option, dispose of such property in accordance with Beneficiary's rights and remedies with respect to the real property pursuant to the provisions of this Deed of Trust, in lieu of proceeding under the Code.
     (c) Change in Trustor's Name. Trustor shall give advance notice in writing to Beneficiary of any proposed change in Trustor's name, identity, or corporate structure and shall execute and deliver to Beneficiary, prior to or concurrently with the occurrence of any such change, all additional financing statements that Beneficiary may require to establish and maintain the validity and priority of Beneficiary's security interest with respect to any Trust Property described or referred to herein.
     (d) Fixture Filing. With respect to those items of the Trust Property that are or will become fixtures upon the Property and those items, if any, specifically described in Exhibit "B" {Intentionally omitted}, this Deed of Trust shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Trust Property or Exhibit "B" property is situated. Information concerning the security interest created by this instrument may be obtained from Beneficiary, as Secured Party, at the address of Beneficiary stated below. The mailing address of Trustor, as Debtor, is as stated below.

13. Restrictive Uses. Trustor shall not, without Beneficiary's prior written consent, change the general nature of the occupancy of the Trust Property, initiate, acquire or permit any change in any public or private restrictions (including without limitation a zoning reclassification) limiting the uses which may be made of the Trust Property, or take or permit any action which would impair the Trust Property or Beneficiary's lien or security interest in the Trust Property.

14. Changes In Use. If Trustor or a related entity or person occupies or leases the Trust Property, Trustor shall make no change in the use or occupancy of the Trust Property or otherwise limit the uses which may be made of the Trust Property without Beneficiary's prior written consent.

It is mutually agreed that:

1. Proceeds of Condemnation, Injury to Trust Property. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of or damage or injury to the Trust Property, or any part thereof, or for the conveyance in lieu of condemnation thereof, are hereby assigned to and shall be paid to Beneficiary. In addition, all causes of action, whether accrued before or after the date of this Deed of Trust, and all claims for damages or injury to the Trust Property or any part thereof, including without limitation causes of action arising in tort or contract and causes of action for fraud or concealment of a material fact, are hereby assigned to Beneficiary and the proceeds shall be paid to Beneficiary. Beneficiary may elect, in its sole discretion, without regard to whether its security is impaired, to apply such sums to the indebtedness secured by this Deed of Trust, whether then matured or subsequently to mature, or to release such sums or any part thereof to Trustor.

2. Non-Waiver. No, waiver of any default on the part of Trustor or breach of any of the provisions of this Deed of Trust or of any other instrument executed in connection with the indebtedness secured hereby shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers herein granted shall be construed as a waiver of such rights and powers, and likewise no exercise or enforcement of any rights or powers hereunder shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time.

3. Release. When all sums secured hereby have been paid, and upon surrender of this Deed of Trust and the note for cancellation and retention, Beneficiary shall release the lien of the Deed of Trust.

4. Assignment of Rents. Trustor hereby assigns to Beneficiary absolutely, not only as collateral, the present and future rents, income, issues and profits of the Trust Property and herebygives to and confers upon Beneficiary the right, power and authority, during the continuance of this Deed of Trust, to collect the rents, income, issues and profits of the Trust Property, reserving unto Trustor the right, prior to any default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, to collect and retain such rents, income, issues and profits as they become due and payable. Upon any such default, Beneficiary may, at any time, without notice, either in person, by agent, or by a receiver to be appointed by a court upon an ex parse hearing to be held without notice to Trustor, and without regard to the adequacy of any security for the indebtedness hereby secured, the solvency of Trustor, or the presence of waste or danger of loss or destruction of the Trust Property, enter upon and take possession of the Trust Property, or any part thereof, and any personal property in which Beneficiary has a security interest as additional security for the indebtedness secured by this Deed of Trust, and may, in its own name, sue for or otherwise collect such rents, income, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. In the exercise of any of the foregoing rights and powers, Beneficiary shall not be liable to Trustor for any loss or damage thereby sustained unless due solely to the willful misconduct of Beneficiary. The entering upon and taking possession of the Trust Property, the collection of such rents, income, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice. To the extent the provisions of this paragraph are inconsistent with the terms of a separate Assignment of Lessor's Interest in Leases, if any, the terms of the Assignment of Lessor's Interest in Leases shall control.

5. Beneficiary's Right to Cure and Defend. Should Trustor fail to make any payment or to do any act as provided in this Deed of Trust, in the Note or in any other instrument securing the Note, Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, and Trustor authorizes Beneficiary or Trustee to enter upon the Trust Property for such purpose. Beneficiary andlor Trustee may, at any time prior to full payment of all sums secured by this Deed of Trust: appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest or compromise any encumbrance, charge or lien which, in the judgment of eithe,r, appears to be prior or superior to the liens, rights and security interests created in this Deed of Trust; and, in exercising any power conferred by this Deed of Trust, pay necessary expenses, employ counsel and pay reasonable fees therefor (including fees on appeal). Trustor agrees to repay immediately and without demand all sums so expended by Beneficiary or Trustee with interest from date of expenditure at the Default Rate as herein provided.

6. Default; Acceleration; Default Rate. Time is material and of the essence hereof with respect to the payment of any sums of any nature by and the performance of all duties or obligations of Trustor. Each of the following shall be an Event of Default under this Deed of Trust: (a) failure of Trustor to make any payment of principal and/or interest or any other payment required by the provisions of the Note, this Deed of Trust, or any other instrument securing the Note on the date such payment or payments are due; (b) failure to perform any other provision of the Note, this Deed of Trust, or any other instrument securing the Note; (c) a proceeding under any bankruptcy, receivership or insolvency law is instituted by or against Trustor; (d) the making of an assignment for the benefit of creditors by Trustor; (e) the imposition upon Beneficiary, under any laws, of what Beneficiary may deem to be a substantial tax upon Beneficiary by reason of its interest in this Deed of Trust (unless Trustor may lawfully pay such tax and does so); or (f) if any warranty contained in this Deed of Trust is false in any material respect or any representation, warranty or information furnished by the Trustor or its agents to Beneficiary in connection with the indebtedness secured hereby is false in any material respect Any default under this Deed of Trust shall constitute a default under the Note and under all other security instruments securing the Note. Any default under such other security instruments shall constitute a default under this Deed of Trust upon default, Beneficiary may declare all sums secured hereby immediately due and payable, without notice except as described in paragraph
21. Any sum not paid as provided herein or in the Note or any other security instrument securing the Note shall bear interest from such due date at a rate of interest four (4) percentage points per annum greater than the Note Rate (as defined in the Note) or the maximum rate permitted by law, whichever is lesser (the "Default Rate"). If a default occurs during a period of time in which prepayment is permitted only on payment of a prepayment charge, such charge shall be computed as if the sum declared due on default were a prepayment and shall be added to the sums due and payable under the Note.

7. Foreclosure; Power of Sale. Beneficiary may foreclose this Deed of Trust like a mortgage and obtain a decree foreclosing Trustor's interest in all or any part of the Trust Property. Beneficiary may also direct Trustee, and Trustee shall be empowered, to foreclose the Trust Property by advertisement and exercise of sale under applicable law. In the event of a default, Beneficiary may declare a violation of this Deed of Trust and elect to advertise the Trust Property for sale by filing a written notice of election and demand for sale with Trustee, together with such documents as are required by law to be provided, including the original Note or, in lieu thereof, a bond in one and one/half of the face amount of the Note and a list specifying the names and addresses to which all notices required by Colorado law must be mailed. Upon receipt of such notice of election and demand for sale, Trustee shall cause a copy of notice of election and demand for sale to be recorded in the book kept by Trustee for that purpose and in the Clerk and Recorder's office for the County in which the Property is located. It shall then be lawful for Trustee to sell and dispose of the Trust Property (en masse or in separate parcels as permitted by law), and all the right, title and interest of Trustor, its successors or assigns, at public auction at a place specified by Trustee in the Notice of Sale for the highest and best cash price. Trustee shall give four weeks' prior public notice of the time and place of such sale by advertisement, weekly, in some newspaper of general circulation in the County in which the Property is located. A copy of such Notice of Sale shall be mailed within ten (10) days from the date of first publication of such Notice of Sale to

Trustor at the address herein given, to such other person or person who appear to have acquired a subsequent record interest in the Trust Property (such notice to be sent to the address given in the recorded instrument), and to such other persons, in such manner, as may at that time be required by law.

8. Attorney Fees; Proceeds of Sale. If foreclosure be made by Trustee, reasonable attorney fees for services in the supervision of foreclosure proceedings shall be allowed by Trustee as part of the costs of foreclosure. After deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including cost of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of all sums expended under the terms hereof, not then repaid, with accrued interest at the Default Rate as herein provided; all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto.

9. Expenses and Attorney Fees. If Beneficiary refers the Note to an attorney for collection or seeks legal advice following a default alleged in good faith under the Note; if Beneficiary is the prevailing party in any litigation instituted in connection with the Note; or if Beneficiary or any other person initiates any judicial or nonjudicial action, suit or proceeding in connection with the Note, the indebtedness evidenced thereby or the security therefor (including, but not limited to, an action to recover possession of the Trust Property after foreclosure), and an attorney is employed by Beneficiary to (a) appear in any such action, suit or proceeding, or (b) reclaim, seek relief from a judicial or statutory stay, sequester, protect, preserve or enforce Beneficiary's interest in the Note, the Deed of Trust or any other security for the Note (including but not limited to proceedings under federal bankruptcy law, in eminent domain, under probate proceedings, appellate reviews, or in connection with any state or federal tax lien), then, in any such event, to the extent allowed by law, Trustor shall pay attorney fees and costs and expenses incurred by Beneficiary and/or its attorney in connection with the above-mentioned events and any appeals related to such events, including but not limited to costs incurred in searching records, the cost of title reports, the cost of appraisals, the cost of surveyors' reports and the cost of environmental surveys. Trustor acknowledges and agrees that such fees and expenses shall be deemed to be advances to protect Beneficiary's interest in the Trust Property, and may be charged and collected from Trustor in connection with a reinstatement following a default hereunder. If not paid within ten (10) days after such fees, costs and expenses become due and written demand for payment is made upon Trustor, such amount may, at Beneficiary's option, be added to the principal of the Note and shall bear interest at the Default Rate.

10. Binding Effect; Waiver of Defenses; Interpretation. This Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devises, administrators, executors, successors and assigns. The right to plead any Statute of Limitations in any suit brought upon the Note or the indebtedness thereby evidenced or to foreclose or enforce this Deed of Trust or arising therefrom or by reason of any default of Trustor, is hereby waived to the full extent permissible by law. The term Beneficiary shall mean the owner and holder, including pledgees, of the Note secured hereby, whether or not named as Beneficiary herein. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

11.  Due on Sale or Encumbrance.
     (a) Generally. The loan evidenced by the Note (the "Loan") is personal to Trustor and not assignable. In making it, Beneficiary has relied on Trustor's credit, Trustor's interest in the Trust Property, and the financial market conditions at the time the Loan is made. Except as described in paragraph ll(f) below, in the event of a sale, conveyance, transfer or encumbrance of the title to or possession of all or part of the Trust Property, directly or indirectly, either voluntarily, involuntarily or by operation of law, Beneficiary may declare the entire balance of this Loan immediately due and payable. In such event, and to the extent permitted by law, a prepayment charge calculated in accordance with the prepayment provisions of the Note shall be added to the sum due and payable.
     (b) One Time Permitted Third-Partv Transfer. Beneficiary will waive its right under the foregoing provisions of the paragraph one time during the term of this loan, if the Loan is not then in default and the following conditions are met:

          (i) The purchaser of the Trust Property, the financial statements, financial strength, tax returns and credit history of the purchaser, the sale agreement and related documents, and all aspects of the sale are completely satisfactory to Beneficiary.
          (ii) The purchaser evidences a history of property management satisfactory to Beneficiary or contracts for management of the Trust Property with a property management firm satisfactory to Beneficiary.
          (iii) If the amount then due on the Note exceeds seventy-five percent (75%) of the sale price of the Trust Property, the balance due on the Note, at the Beneficiary's election, shall be reduced to an amount which does not exceed seventy-five percent (75%) of the sales price.
          (iv) Trustor furnishes to Beneficiary, at Trustor's expense, an endorsement to Beneficiary's ALTA title insurance policy insuring the continued validity, enforceability, and priority of the Deed of Trust following the assumption. The form and content of the endorsement shall be satisfactory to Beneficiary. If required by the Beneficiary or the title insurer, the Trustor shall furnish subordination agreements from tenants of the Trust Property and other necessary parties in form and substance acceptable to the Beneficiary and the title insurer.
          (v) In the event the Loan was made with a requirement imposed upon the Trustor to complete any specified repairs of the Trust Property, the Trustor shall not be entitled to a consent by Beneficiary pursuant to the terms of this provision until such repairs have been completed to Beneficiary's satisfaction.
           (vi) The Beneficiary may, at its option, require tax reserves as referred to in paragraph A.7 of this Deed of Trust, whether or not previously waived conditionally or otherwise as a condition to its consent.
          (vii) Unless Beneficiary, in its sole discretion, otherwise agrees in writing at that time, no such sale or assumption shall release Trustor or any guarantor or other person from liability, or otherwise affect the liability of Trustor or any such guarantor or other person, for payment of the indebtedness secured hereby.
          (viii) Beneficiary is paid an administrative fee equal to the greater of $1,000.00 or reimbursement of Beneficiary's reasonable administrative and legal fees.
           (ix) Beneficiary is paid a lump sum compensation equal to one percent (1%) of the loan balance and, in Beneficiary's sole discretion the Note Rate is increased to a rate not in excess of the then current market rates for comparable loans under comparable circumstances (the amount of the increase to be determined sole by Beneficiary).
          (x) The payment of a transfer fee to Beneficiary's designated servicing agent in an amount equal to one percent (1%) of the then outstanding loan balance.
          (xi) The provisions in the Note, the Deed of Trust and any other instrument securing the Note regarding the maturity, amortization or prepayment of this Loan shall be modfied, at Beneficiary's sole option, to conform to provisions being offered by Beneficiary in similar Loans at the time Beneficiary's waiver is sought, or in the event Beneficiary is not offering similar loans at such time, on such reasonable terms as Beneficiary may determine. Without limiting the generality or effect of the foregoing, waiver by Beneficiary of its right to accelerate the Loan upon any transfer or contract to transfer, or to require satisfaction of the conditions set forth in this subparagraph (b), shall not be deemed a waiver by Beneficiary of its right to accelerate the Loan upon any other transfer or contract to transfer or of its right upon such transfer or contract to transfer to require satisfaction of the conditions set forth above in this subparagraph
(b).
     (c) Permitted Intra-familv Transfer. Beneficiary will also waive its right to the provisions of paragraph 1 1 (a) if the Loan is not then in default and the following conditions are met: (i) Beneficiary is paid a lump sum fee of $1,000.00; (ii) the proposed transferees assume full personal liability for payment and performance of the Note, the Deed of Trust, and any other security instruments securing the Note; and (iii) the proposed transferee is (a) the spouse or issue of Trustor, or the trustee(s) of a testamentary trust for the benefit of such spouse or issue, that succeeded to Trustor's interest upon Trustor's death, divorce or legal separation, or (b) the trustee(s) of an inter vivos trust established by Trtor for estate planning purposes, provided that Trustor is a trustee of such trust at the time of transfer.
     (d) Changed Terms. Any changes in the provisions in the Note, this Deed of Trust, or any other instrument securing the Note resulting from the satisfaction of the conditions set forth in paragraph 1 l(b) above shall entitle Beneficiary to increase the amount of the monthly installment payment due on the Note to an amount determined by Beneficiary to be suffficient to amortize this Loan within the remainder of the amortization period originally used by Beneficiary to establish the original monthly payment amount for this Loan.
     (e) Transfer Examples. For the purpose of, and without limiting the generality of the foregoing, the occurrence at any time of any of the following events, without Beneficiary's prior written consent, shall be deemed to be a transfer of title to the Trust Property:
          (i) Any sale, conveyance, assignment or other transfer of, or the grant of a security interest in, all or any part of the legal and/or equitable title to the Trust Property;
          (ii) Any sale, conveyance, assignment or other transfer of, or the grant of a security interest in, any share of stock of Trustor;
          (iii) Any sale, conveyance, assignment or other transfer of, or the grant of a security interest in, any general partnership interest in Trustor; or
          (iv) Any sale, conveyance, assignment or other transfer of, or the grant of a security interest in, any member's interest in Trustor if Trustor is a limited liability company.
     (f) Beneficiary hereby consents to the following transfers, provided that the Loan is not then in default and Trustor promptly provides Beneficiary with written notice of such transfer:
          (i)  The sale of all or part of the shares of 4Health, Inc.
     (g) No Release. Notwithstanding anything contained in this paragraph 11 to the contrary, assumption shall NOT release Trustor or successor in interest from personal liability for payment and performance of the terms and conditions of the Note.

12. Late Charges. The Note provides that if any payment is not received by Beneficiary (or by the correspondent if a correspondent has been designated by Beneficiary to receive payments) within five (5) calendar days after its due date, Beneficiary, at its option, may assess a late charge equal to five cents for each $1.OO of each overdue payment or the maximum late charge permitted by the laws of the state where the Trust,groperty is located, whichever is less. Such late charge shall be due and payable on demand, and Beneficiary, at its option, may (a) refuse any late payment or any subsequent payment unless accompanied by such late charge, (b) add such late charge to the principal balance of the Note, or (c) treat the failure to pay such late charge as demanded as a default hereunder. If such late charge is added to the principal balance of the Note, it shall bear interest at the Default Rate.

13. Deficiency. Trustor consents to a personal deficiency judgment for any part of the debt hereby secured which shall not be paid by the sale of the Trust Property, unless such judgment is prohibited by law. Any Trustor who is a married person hereby expressly agrees that recourse may be had against his or her other property, however owned, but without hereby creating any lien or charge thereon, for any deficiency due after sale of the Trust Property; except that this provision shall not apply in the case of a Trustor who executes this Deed of Trust but not the Note secured hereby.

14. Waiver of Rights Regarding Property. To the extent permitted by law, Trustor hereby releases and waives: (a) all rights to any homestead exemption in the Trust Property; (b) all rights of dower and curtesy in the Trust Property; and (c) all rights to possession of the Trust Property during any period allowed by law for redemption.

15. Waiver of Right to Marshal. Trustor, for Trustor and for all persons hereafter claiming through or under Trustor or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Trust Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Trust Property and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby marshaled upon any foreclosure of this Deed of Trust or of any other security for any of said indebtedness.

16. Severability. In the event any provision contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

17. Signature on Deed of Trust only. Notwithstanding any other provision of this Deed of Trust, any person who executes this Deed of Trust, but not the Note secured hereby, shall have no personal liability on the Note or for any deficiency judgment which may be obtained upon foreclosure of this Deed of Trust. Such persons jointly and severally waive presentment, demand, protest, notice of intent to accelerate the Note, notice of acceleration of the Note, and all notices and agree that Beneficiary, without notice to them or their consent, and upon such terms as Beneficiary may deem advisable, and without affecting in any way Beneficiary's rights hereunder as against the Trust Property, may:
     (a) Extend, release, surrender, exchange, compromise, discharge or modify any right or obligation secured by or provided by this Deed of Trust or any other instrument securing the Note, or
     (b) Take any other action which Beneficiary may deem reasonably appropriate to protect its security interest in the Trust Property.

18. Governing Law. The law of the State where the Trust Property is located shall goven the validity, interpretation, construction and performance of this Deed of Trust.

19. Financial Statements. Within one hundred twenty (12O) days of the close of each fiscal year of Trustor. Trustor shall fumish Beneficiary, at Trustor's expense, all in a form satisfactory to Beneficiary and certified by Trustor or guarantors, as the case may be, with (a) annual statement of operations of the Trust Property, stating that such annual statement presents fairly the financial condition of the Trust Property being reported upon and has been prepared in accordance with sound accounting principles consistently applied, (b) the financial statement for any tenants in whom Trustor has a controlling interest, and (c) Trustor's financial statement. The annual operating statement shall include an annual rent schedule, and a schedule of gross receipts of each tenant who is obligated to pay additional rent based on a percentage of gross receipts.

20. Prepayment Charges. Prepayment charges will be imposed, as specified in the Note, to the extent permitted by law, whether the prepayment is (a) voluntary, involuntary, or by operation of law, (b) in connection with a default in performance of the payment obligations or any other obligations under the Note or under any instrument securing the Note, or (c) required by Beneficiary as provided herein in connection with a transfer or contract to transfer the Trust Property, provided that no prepayment charges shall be added to sums prepaid with casualty insurance proceeds or condemnation awards, or when the Note is prepaid within one Hundred Eighty (18O) days of its maturity date.

21. Notice and opportunity to Cure. Notwithstanding any other provision of this Deed of Trust, Beneficiary shall not accelerate the sums secured hereby because of a nonmonetary default (defined below) by Trustor unless Trustor fails to cure the default within fifteen (15) days of the earlier of the date on which Beneficiary mails or delivers written notice of the default to Trustor. For purposes of this Deed of Trust, the term "nonmonetary default" means a failure by Trustor or any other person or entity to perform any obligation contained in the Note or any other Loan document, other than the obligation to make payments provided for in the Note or any other Loan document. If a nonmonetary default is capable of being cured and the cure cannot reasonably be completed within the fifteen (15) day cure period, the cure period shall be extended up to sixty (6O) days so long as Trustor has commenced action to cure within the fifteen (15) day cure period, and in Beneficiary's opinion, Trustor is proceeding to cure the default with due diligence. No notice of default and no opportunity to cure shall be required if during any 12-month period Beneficiary has already sent a notice to Trustor concerning default in the performance of the same obligation. None of the foregoing shall be construed to obligate Beneficiary to forebear in any other manner from exercising its remedies and Beneficiary may pursue any other rights or remedies which Holder may have because of a default.

22. Notice. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. The undersigned Trustor requests that a copy of any notice of default and of any notice of sale hereunder be mailed to Trustor. Trustee is not obligated to notify any party her,eto of pending sale under any other deed of trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee. Except as otherwise provided in this Deed of Trust, all notices and consents required or permitted under this Deed of Trust shall be in writing and may be telecopied, telexed, cabled, delivered by hand, or mailed by first class registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

If to Trustor/Debtor:

4Health, Inc.
S485 Conestoga Court
Boulder, co 8O301

If to Beneficiary/Secured Party:

Standard Insurance Company
Mortgage Loan Servicing P7D
P. O. Box 711
Portland, OR 972O7

If to Trustee:
The Public Trustee of the County of
Boulder, State of Colorado

Changes in the respective addresses to which such notices may be directed may be made from time to time by any party by notice to the other parties. Notices and consents given by mail in accordance with this paragraph shall be deemed to have been given on the date of dispatch; notices and consents given by any other means shall be deemed to have been given when received.

23. Entire Agreement. This Deed of Trust, the Note and any other security agreements securing the Note constitute the entire and complete agreement of the parties with respect to the subject matter hereof, and supersede all pnor or contemporaneous understandings, arrangements and commitments, all of which, whether oral or written, are merged herein. This Deed of Trust shall bind and inure to the benefit of the parties to this Deed of Trust and any heir, executor, administrator, successor or assignee thereof acquiring an interest hereunder consistent with paragraph B. 11 above.

Signature of Trustor

4Health, Inc., a Utah corporation
By:/s/R. Lindsey Duncan
R. Lindsey Duncan
Its: President

By:
(Print Name)
Its: Controller

AFFIX ACKNOWLEDGMENT FOR EACH TRUSTOR.

STATE OF COLORADO
COUNTY OF BOULDER

The foregoing instrument was acknowledged before me this 20th day of February, 1997, by R. Lindsey Duncan, President of 4Health, Inc., a Utah Corparation.
Witness my hand and official seal.
/s/Ardelle Anderson
Notary public
My commission expires: 11-16-1999.